                                                                    EXHIBIT 10.9

                            PATENT LICENSE AGREEMENT

         This Agreement made and entered into this 16 day of May, 1998, by and between VTV, Incorporated, ("VTV") a Colorado Corporation, 1700 Broadway, Suite 1800, Denver, CO 80290, and Energy Partners, Ltd., ("EPL") a Delaware corporation, having a principal place of business at 1100 Poydras, Suite 1850, New Orleans, LA 70163.

                                    ARTICLE I

                                     GENERAL

         1.01 VTV and EPL are hereafter occasionally referred to as the "parties" (in singular or plural usage, as indicated by the context).

         1.02 VTV owns an exclusive license in and to the D3DSP (Diagnostic Three Dimensional Seismic Process) U.S. Patent No. 5671136, (the "Patent") granted to VTV by the inventor, Louis E. Willhoit, Jr. ("Willhoit"), pursuant to the License Agreement attached hereto as Exhibit "A."

         1.03 VTV represents that it is authorized and prepared in respect to its exclusive license in and to the United States patent named in Section 1.02 above, to grant to any financially responsible applicant a nonexclusive sub-license.

         1.04 EPL is desirous of obtaining a nonexclusive license from VTV for use of the D3DSP in certain of its activities relating to the exploration for and development/exploitation of oil and gas reserves.

                                   ARTICLE II

                                  LICENSE GRANT

         2.01 VTV grants to EPL a nonexclusive license to utilize the D3DSP in EPL's oil and gas activities. EPL may not transfer, grant, convey, sell, or assign to, or otherwise authorize the use of the D3DSP by, any other person, firm or corporation, except as set forth in Section 5.01.

         2.02 The term of the license granted hereby shall be perpetual.

         2.03 EPL shall not own any right in or to the D3DSP, U.S. Patent No. 5671136, or any trade secret or other intellectual property right relating thereto, by reason of this Agreement or otherwise. EPL shall have a shop right to use any improvements to the D3DSP developed while Willhoit is an employee of EPL.

         2.04 Any version of any image produced by the use of the D3DSP pursuant to this nonexclusive license shall bear the legend "copyright VTV, Inc."

         2.05 VTV shall have the right to publish without attribution any image produced by EPL using the D3DSP subject to written approval by EPL, which shall not be unreasonably withheld. VTV shall keep confidential any information regarding EPL's business which is received as a result of this sub-license.

                                   ARTICLE III

                          ROYALTIES AND EFFECTIVE DATE

         3.01 EPL will pay to VTV for this nonexclusive license, the sum of one dollar. This nonexclusive license agreement shall not become effective until execution of the Employment Agreement between Willhoit and EPL.

         3.02 EPL will make written reports to VTV annually from the date of this agreement stating in each such report the extent of the use of the D3DSP by EPL. Such reports will be kept confidential by VTV.

         3.03 This agreement shall not become effective until execution of an agreement in writing between Willhoit and VTV whereby Willhoit agrees to assign and transfer to VTV all of his right, title and interest in and to any unrestricted and freely-transferable common stock of EPL which Willhoit acquires once any and all contractual, statutory and other legal restrictions applicable to EPL common stock are no longer applicable.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES; LIMITATIONS

         4.01 Nothing in this agreement shall be construed as:

                  (a) A warranty or representation by either party as to the validity or scope of any the Patent except as provided in
                  Section 4.03; or

                  (b) A warranty or representation that anything made by VTV, used, sold, or otherwise disposed of under any license granted in this agreement is or will be free of infringement of patents of third persons; or

                  (c) A requirement that either party shall file any patent application, secure any patent; or

                  (d) An obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

                  (e) An obligation to furnish any manufacturing or technical information, or any information concerning pending patent applications; or

                  (f) Conferring a right to use in advertising, publicity, or otherwise any trademark or tradename of the party from which a license is received under the agreement; or

                  (g) Granting by implication, estoppel, or otherwise, any licenses or rights under patents other than the Patent.

         4.02 Neither party makes any representations, extends any warranties of any kind, either express or implied, or assumes any responsibilities whatever with respect to use, sale, or other disposition by the other party of products incorporating or made by use of inventions licensed under this agreement.

         4.03 VTV represents and warrants that it is the exclusive licensee of the D3DSP Patent and that the Patent is issued and is valid. VTV represents that VTV is not aware of any alleged patent infringement and will notify EPL immediately of any allegation of infringement.

         4.04 VTV indemnifies EPL from and against any claims for loss or damage by The Louisiana Land and Exploration Company ("LL&E"), or its successor in interest, Burlington Resources relating to that certain Agreement between VTV and LL&E dated January 16, 1997. VTV indemnifies EPL from and against any and all claims, damages, demands, and causes of action relating to any infringement or alleged infringement of any patent or other intellectual property right incurred or brought against EPL arising from this Agreement.

                                    ARTICLE V

                    TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

         5.01 Any license or release granted in this agreement by a party in respect to the Patent shall be binding upon and inure to the benefit of any successor of the parties.

         5.02 The obligations of EPL to make reports, and maintain records as provided herein in respect to any subsisting license under this agreement shall run in favor of any person or legal entity which is a successor or assignee of EPL in respect to EPL's benefits under the agreement. EPL shall not transfer or assign its rights under this Agreement without the prior written consent of VTV, which will not be unreasonably withheld, except as provided in Section 5.01.

         5.03 The license received by any party under this agreement shall pass to any assigns for the benefit of creditors of the licensed party, and to any receiver of its assets, or to any person or corporation succeeding to its entire business in licensed products as a result of sale, consolidation, reorganization, or otherwise, provided such assignee, receiver, person, or legal entity shall, without delay, accept in writing the provisions of this agreement and agree to become in all respects bound thereby in the place and stead of the licensed party, but may not otherwise be transferred without the written consent of the licensing party.

                                   ARTICLE VI

                              TERM AND TERMINATION

         6.01 VTV may terminate this agreement in the event of a default by EPL in the due observance or performance of any covenant, condition, or limitation of this License Agreement required to be performed by EPL.

                                   ARTICLE VII

                      NOTICES, APPLICABLE LAW; ARBITRATION

         7.01 Any notice, report, or payment provided for in this agreement shall be deemed sufficiently given when sent by certified or registered mail addressed to the party for whom intended at the address given at the outset of this agreement or at such changed address as the party shall have specified by written notice.

         7.02 This agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Colorado. The parties agree that the courts of Colorado shall have jurisdiction over the parties and the subject matter of any dispute that arises hereunder or otherwise.

         7.03 Any controversy or claim arising under or related to this contract insofar as it involves or is limited to a question of infringement of any claim or claims of the Patent shall be settled by arbitration in accordance with the Patent Arbitration Rules of the American Arbitration Association before a single arbitrator selected in accordance with those rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                                  ARTICLE VIII

                                   INTEGRATION

         8.01 This instrument contains the entire and only agreement between the parties and supersedes all preexisting agreements between them respecting its subject matter. Any representation, promise, or condition in connection with such subject matter which is not incorporated in this agreement shall not be binding upon either party. No modification, renewal, extension, waiver, and (except as provided in Article VI hereof) no termination of this agreement or any of its provision shall be binding upon the party against whom enforcement of such modification, renewal, extension, waiver or termination is sought, unless made in writing and signed on behalf of such party by one of its executive officers. As used herein, the word "termination" includes any and all means of bringing to an end prior to its expiration by its own terms this agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.

         IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed and duly sealed in duplicate originals by its duly authorized representative.



                                       VTV, INCORPORATED
                                       By
                                         /s/ JEFFREY J. SCOTT
                                       -----------------------------------------
                                       President
Attest:


                                       (SEAL)
----------------------------------
Secretary



                                       ENERGY PARTNERS, LTD.
                                       By
                                         /s/ RICHARD A. BACHMANN
                                       -----------------------------------------
                                       President
Attest:



  /s/ JEAN STALLARD                    (SEAL)
----------------------------------
Secretary